Exhibit 99.1

PHH CORPORATION SETS SPECIAL MEETING DATE FOR APPROVAL
OF MERGER AGREEMENT WITH GENERAL ELECTRIC CAPITAL CORPORATION

Mt. Laurel, NJ, August 8, 2007– PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced that it will hold a special meeting of stockholders on Wednesday, September 26, 2007, at 10:00 a.m., eastern daylight time, at the Company’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 for the purpose of adopting the Agreement and Plan of Merger, dated March 15, 2007, by and among PHH, General Electric Capital Corporation (“GE Capital”) and Jade Merger Sub, Inc., a wholly-owned subsidiary of GE Capital. Stockholders of record as of the close of business on August 16, 2007 will be entitled to vote at the special meeting. The Company expects that the definitive proxy statement will be mailed to its stockholders as soon as possible following the record date.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.

1 Inside Mortgage Finance, Copyright 2007

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Forward Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contact Information:
Investors:
Nancy R. Kyle
856-917-4268

Media:
Karen K. McCallson
856-917-8679